EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-58419 and 333-44084) and Form S-8 (Nos. 33-83850, 33-61294, 333- 09477, 333-17087, 333-41988, and 333-65565) of Centura Software Corporation of our report dated February 9, 2001 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
March 29, 2001